Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-261449 on Form S-8 of our report dated March 31, 2022, relating to the consolidated financial statements and financial statement schedules of CBL & Associates Properties, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of CBL & Associates Properties, Inc. for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

March 31, 2022